Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of this 22nd day of April, 2005, by and among PaeTec Corp., a Delaware corporation (the “Corporation”); Arunas A. Chesonis (“Mr. Chesonis”); Madison Dearborn Capital Partners III L.P., a Delaware limited partnership, Madison Dearborn Special Equity III, L.P., a Delaware limited partnership, and Special Advisors Fund I LLC, a Delaware limited liability company (collectively, the “MDCP Group Stockholders”); and Blackstone CCC Capital Partners, L.P., a Delaware limited partnership, Blackstone CCC Offshore Capital Partners, L.P., a Cayman Islands limited partnership, and Blackstone Family Investment Partnership III, L.P., a Delaware limited partnership (collectively, the “Blackstone Group Stockholders”). The MDCP Group Stockholders and the Blackstone Group Stockholders are hereinafter sometimes collectively referred to as the “Investor Stockholders” and individually as an “Investor Stockholder.” Mr. Chesonis and the Investor Stockholders are hereinafter sometimes collectively referred to as the “Stockholders” and individually as a “Stockholder.”

RECITALS

WHEREAS, the Corporation wishes (a) to consummate a recapitalization (the “Recapitalization”) pursuant to which the Class A common stock, par value $0.01 per share, of the Corporation (the “Class A Common Stock”) and the Class B common stock, par value $0.01 per share, of the Corporation shall be reclassified into a single class of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and (b) immediately after the consummation of the Recapitalization, to offer, issue and sell shares of the Common Stock in an underwritten initial public offering (the “IPO”) registered under the Securities Act of 1933, as amended; and

WHEREAS, the Corporation and the Stockholders wish to establish in this Agreement certain terms and conditions concerning the corporate governance of the Corporation from and after the effectiveness of this Agreement;

NOW, THEREFORE, the Stockholders and the Corporation agree as follows:

1. Definitions. In addition to the definitions ascribed in the preamble, recitals and other sections of this Agreement to the capitalized terms set forth in such other provisions of this Agreement, the following terms, as used in this Agreement shall have the following meanings:

1.1 “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any other Person, including, without limitation, any Affiliated Fund; provided that, for purposes of this Agreement, (a) the Corporation and any subsidiary of the Corporation shall not be treated as an “Affiliate” of any other party hereto and (b) ”Affiliate” shall not include any

Portfolio Company of any MDCP Group Stockholder, any Blackstone Group Stockholder or any Affiliate of any MDCP Group Stockholder or any Blackstone Group Stockholder.

1.2 “Affiliated Fund” shall mean each Person under common control with any Stockholder which is managed by an Affiliate of Madison Dearborn Capital Partners III, L.P. or Blackstone CCC Capital Partners, L.P.

1.3 “Beneficially own” has the meaning set forth in Rule 13d-3 under the Securities Exchange Act, as such Rule is in effect on the date hereof; provided that, in determining beneficial ownership of shares of Common Stock for purposes of this Agreement, a Person shall not be deemed to be the beneficial owner of any shares of Common Stock solely because such Person is a party to this Agreement if such Person would not be deemed to be the beneficial owner of such shares of Common Stock within the meaning of such Rule 13d-3 if such Person were not a party to this Agreement.

1.4 “Board” shall mean the Board of Directors of the Corporation.

1.5 “Director Designation Period” shall mean the period from and after the IPO Closing Time during which any Voting Stockholder has the right to designate a person for nomination for election or appointment to the Board pursuant to Section 3.1(i) or (ii).

1.6 “Interdealer Quotation System” shall mean (a) the Nasdaq National Market and (b) the Nasdaq SmallCap Market, unless Nasdaq shall be registered as a national securities exchange after the date hereof.

1.7 “IPO Closing Time” means the date and time of the initial closing of the IPO.

1.8 “Nasdaq” shall mean The Nasdaq Stock Market, Inc.

1.9 “National Securities Exchange” shall mean (a) The New York Stock Exchange, Inc. and (b) each other national securities exchange.

1.10 “Permitted Transferee” shall mean, with respect to Mr. Chesonis, any MDCP Group Stockholder and any Blackstone Group Stockholder, any of the following transferees of Securities of such Stockholder: (a) any Affiliate of such Stockholder; (b) the spouse, lineal descendants (natural or adopted) or parents of such Stockholder or any Affiliate of such Stockholder; (c) with the prior consent of the Corporation, which consent shall not be unreasonably withheld or delayed, the respective constituent partners or participants of such Stockholder or such partners’ or participants’ direct and indirect constituent partners, stockholders and Affiliates; (d) an inter vivos trust for the benefit of any such Person; or, (e) in the case of the MDCP Group Stockholders, any other transferee of no more than two percent of the Common Stock (calculated on an as-converted basis and giving effect to the reclassification of the Class A Common Stock into Common Stock in connection with the Recapitalization) in the aggregate held by the MDCP Group Stockholders as of February 4, 2000, so long as such transferee is designated by the MDCP Group Stockholders in writing to the Corporation as a “Permitted Transferee” at or prior to the time of transfer.

1.11 “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, firm, trust, association or other entity.

1.12 “Portfolio Company” shall mean, with respect to any Stockholder, any Person (other than any Person registered under the Investment Company Act of 1940, as amended) any of whose securities are held by such Stockholder solely as passive investments.

1.13 “Registration Effective Time” shall mean the time and date on which the registration of the Common Stock under Section 12 of the Securities Exchange Act shall be effective.

1.14 “Securities” shall mean, collectively, Voting Securities and Voting Security Equivalents.

1.15 “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

1.16 “Voting Securities” shall mean the Common Stock and any other securities of the Corporation the holders of which are generally entitled to vote for members of the Board and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

1.17 “Voting Security Equivalents” shall mean any warrants, options, rights or other securities convertible into, or exchangeable or exercisable for, Voting Securities.

1.18 “Voting Stockholder” shall mean each of (a) Mr. Chesonis, (b) each MDCP Group Stockholder and each Permitted Transferee of such MDCP Group Stockholder and (c) each Blackstone Group Stockholder and each Permitted Transferee of such Blackstone Group Stockholder.

2. Effectiveness of Agreement and Termination of Voting Obligations.

2.1 Effectiveness of Agreement.

(a) This Agreement shall become effective at the Registration Effective Time.

(b) If the IPO shall not be consummated following the Registration Effective Time and the effectiveness of this Agreement, this Agreement shall be deemed to be null and void ab initio.

(c) Notwithstanding Sections 2.1(a) and 2.1(b), this Agreement shall not become effective and shall have no force or effect if the Company shall not have entered into a definitive underwriting agreement with respect to the IPO on or before December 31, 2005.

2.2 Termination of Obligations. The obligations of the Voting Stockholders and of their designees to the Board pursuant to Section 3 shall cease to be effective, and such Stockholders shall cease to be Voting Stockholders for purposes of this Agreement, with respect to (a) Mr. Chesonis and his Permitted Transferees, at such time as the Director Designation Period shall terminate or, if earlier, at such time as Mr. Chesonis shall cease to serve as the Chief Executive Officer of the Corporation, (b) the MDCP Group Stockholders and their Permitted Transferees, at such time as the MDCP Group Stockholders and their Permitted Transferees shall cease to have the right pursuant to Section 3.1(i) to designate any person for nomination for election or appointment to the Board, and (c) the Blackstone Group Stockholders and their Permitted Transferees, at such time as the Blackstone Group Stockholders and their Permitted Transferees shall cease to have the right pursuant to Section 3.1(ii) to designate any person for nomination for election or appointment to the Board.

3. Matters Concerning the Board of Directors.

3.1 Composition of the Board. From and after the effectiveness of this Agreement and until the voting obligations of such Voting Stockholder and of their designees to the Board pursuant to Section 3 shall cease to be effective, (a) each Voting Stockholder shall vote (and use its reasonable best efforts to cause each of its Affiliates that beneficially owns Voting Securities to vote), or to act by written consent in lieu of meetings (and use its reasonable best efforts to cause each of its Affiliates that beneficially owns Voting Securities to act by written consent in lieu of meetings), and shall use its reasonable best efforts to take all other necessary or desirable actions (including, without limitation, attending all meetings in person or by proxy for purposes of enabling the Corporation to obtain a quorum at any meeting of stockholders and executing all written consents in lieu of meetings), to cause all of the individuals specified below in this Section 3.1 to be appointed or designated for nomination or nominated for election, and to be elected, to the Board following the IPO Closing Time, and (b) the Corporation shall use its reasonable best efforts to cause the appointment or election of each such individual to the Board following the IPO Closing Time, including, without limitation, by nominating such individuals to be elected as members of the Board as provided herein and calling an annual or special meeting of stockholders in order to ensure that the composition of the Board shall be as set forth in this Section 3.1 and otherwise to give effect to the provisions of this Section 3.1:

(i)	MDCP Group Directors.

(A) Until such date on which the MDCP Group Stockholders and their Permitted Transferees shall collectively own beneficially in the aggregate a number of shares of Common Stock which represents less than either (1) one-third of the aggregate number of shares of Common Stock issuable upon conversion of all of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series A Preferred”) acquired by the MDCP Group Stockholders on February 4, 2000 or (2) five percent of the Common Stock issued and outstanding in the aggregate, one person designated for nomination for election or appointment by the MDCP Group Stockholders and their Permitted Transferees.

(B) At any time at which the total number of authorized members of the Board is established at ten or greater and until such date on which the MDCP Group Stockholders and their Permitted Transferees shall collectively own beneficially in the aggregate a number of shares of Common Stock which represents less than either (1) fifty percent of the aggregate number of shares of Common Stock issuable upon conversion of all of the Series A Preferred acquired by the MDCP Group Stockholders on February 4, 2000 or (2) five percent of the Common Stock issued and outstanding in the aggregate, a second person designated for nomination for election or appointment by the MDCP Group Stockholders and their Permitted Transferees (any such designee of the MDCP Group Stockholders and their Permitted Transferees pursuant to this Section 3.1(i), an “MDCP Director”).

(C) Board designations and other actions and determinations made by the MDCP Stockholders and their Permitted Transferees pursuant to Section 3 shall be made by the MDCP Stockholders and their Permitted Transferees owning beneficially and of record a majority of the shares of Common Stock beneficially owned collectively by all of the MDCP Stockholders and their Permitted Transferees at the time of such designation or other action or determination.

(ii)	Blackstone Group Directors.

(A) Until such date on which the Blackstone Group Stockholders and their Permitted Transferees collectively own beneficially in the aggregate a number of shares of Common Stock which represents less than either (1) one-third of the aggregate number of shares of Common Stock issuable upon conversion of all of the Series A Preferred acquired by the Blackstone Group Stockholders on February 4, 2000 or (2) five percent of the Common Stock issued and outstanding in the aggregate, one person designated for nomination for election or appointment by the Blackstone Group Stockholders and their Permitted Transferees (any such designee of the Blackstone Group Stockholders and their Permitted Transferees pursuant to this Section 3.1(ii), a “Blackstone Director”).

(B) Board designations and other actions and determinations made by the Blackstone Group Stockholders and their Permitted Transferees pursuant to Section 3 shall be made by the Blackstone Group Stockholders and their Permitted Transferees owning beneficially and of record a majority of the shares of Common

Stock beneficially owned collectively by all of the Blackstone Group Stockholders and their Permitted Transferees at the time of such designation or other action or determination.

(iii)	Other Directors. Until the termination of the Director Designation Period, (A) the Chief Executive Officer of the Corporation, and (B) upon the written request of a majority of the members of the Board who are not directors that were designated for nomination for election or appointment to the Board by the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, such other persons nominated by the Board as may be required to maintain a Board that complies with applicable law and any applicable director independence and other Board membership rules or other requirements of any National Securities Exchange or Interdealer Quotation System on which any of the Corporation’s securities are listed or traded (any such nominee pursuant to this Section 3.1(iii), an “Other Director”).

For purposes of determining pursuant to Sections 3.1(i) and (ii) the number of shares of Common Stock issuable upon conversion of the Series A Preferred issued and outstanding on February 4, 2000, the Corporation and the Voting Stockholders shall adjust the number of shares of Class A Common Stock issued and outstanding on such date to give effect to the reclassification of the Class A Common Stock into Common Stock in connection with the Recapitalization.

3.2 Removal and Vacancies; Other Actions.

(a) The MDCP Stockholder and their Permitted Transferees agree that, during the Director Designation Period, they shall not (and shall use their reasonable best efforts to cause their Affiliates not to) take any action to cause the removal without “cause” of any director designated for nomination for election or appointment to the Board by the Blackstone Group Stockholders and their Permitted Transferees. The Blackstone Group Stockholders and their Permitted Transferee agree that, during the Director Designation Period, they shall not (and shall use their reasonable best efforts to cause their Affiliates not to) take any action to cause the removal without “cause” of any director designated for nomination for election or appointment to the Board by the MDCP Stockholders and their Permitted Transferees. For purposes of this Section 3.2(a), “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

(b) Subject to Section 3.2(c), during the Director Designation Period, in the event that a vacancy in any directorship is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director nominated for election or appointment to the Board pursuant to Section 3.1, (i) if the director being replaced was nominated for election or appointment to the Board pursuant to Section 3.1(i), the MDCP Group Stockholders and their Permitted Transferees exclusively shall have the right to designate a replacement to fill such vacancy, (ii) if the director being replaced was nominated for election or appointment to the Board pursuant to Section 3.1(ii), the Blackstone Group Stockholders and their Permitted Transferees exclusively shall have the right to designate a replacement to fill such vacancy, (iii) if the director being replaced is the Chief Executive Officer of the Corporation, the replacement for such director shall be the successor Chief Executive Officer of the Corporation and (iv) if the director being replaced is an Other Director who is not the Chief Executive Officer of the Corporation, the replacement for such director shall be appointed or elected in accordance with the Corporation’s certificate of incorporation and bylaws.

(c) At such time as the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, as the case may be, shall cease to be entitled pursuant to Section 3.1(i) or (ii), as applicable, to designate at least one person for nomination for election or appointment to the Board, the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, as the case may be, shall, at the request of a majority of the members of the Board who are not directors previously designated for nomination for election or appointment to the Board by the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, take all necessary actions (including actions as stockholders of the Corporation) to cause the director or directors they have previously designated for nomination for election or appointment to the Board pursuant to such Section to resign or otherwise to be removed from the Board as soon as reasonably practicable, so that, following such resignation or resignations or removal or removals, the number of directors who are serving on the Board pursuant to a designation by such Voting Stockholders is not greater than the number of directors that the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, as the case may be, shall then be entitled to designate pursuant to Section 3.1(i) or (ii), as applicable.

(d) If, and so long as, any of the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, as the case may be, shall fail to designate a person to fill a directorship pursuant to Section 3.1(i) or (ii), as applicable, or this Section 3.2, the election or appointment of a person to such directorship shall be effectuated in accordance with the Corporation’s certificate of incorporation and bylaws.

3.3 Committees of the Board.

(a) During the Director Designation Period, the Corporation shall use its reasonable best efforts to maintain, and, upon the written request of a majority of the members of the Board who are not directors that were designated for nomination for election or appointment to the Board by the MDCP Group Stockholders and their Permitted Transferees or the Blackstone Group Stockholders and their Permitted Transferees, each Voting Stockholder shall support (and shall use its reasonable best efforts to cause each director serving on the Board pursuant to a designation of such Voting Stockholder pursuant to Section 3.1(i) or (ii) to support) the Corporation’s maintenance of an audit committee, a compensation committee and a nominating/corporate governance committee that are constituted and operated in a manner that complies with applicable law (including, without limitation, Section 301 of the Sarbanes-Oxley Act of 2002) and any applicable director independence or other membership rules or other requirements of any National Securities Exchange or Interdealer Quotation System on which any of the Corporation’s securities are listed or traded, without reliance on any “controlled company” exemption from such rules or other requirements.

(b) Subject to, and without limiting the application of Section 3.3(a), each of the Corporation and each Voting Stockholder shall use its reasonable best efforts to cause (and each Voting Stockholder shall use its reasonable best efforts to cause each director serving on the Board pursuant to a designation of such Voting Stockholder pursuant to Section 3.1(i) or (ii) to cause) each committee of the Board referred to in Section 3.3(a) to include as members thereof at least one MDCP Director or one Blackstone Director.

(c) The Corporation shall reimburse each MDCP Director and each Blackstone Director for all reasonable out-of-pocket expenses borne by such directors in connection with the performance of their duties as directors of the Corporation and in connection with their attendance at any meeting of the Board or any committee thereof.

4. Joinder of Permitted Transferees. Prior to the transfer by any Voting Stockholder of any Securities to any Permitted Transferee, and as a condition of the effectiveness of such transfer, such Voting Stockholder agrees (a) to cause such Permitted Transferee to agree in writing with the Corporation to be bound by the terms and conditions of this Agreement and (b) that such Voting Stockholder shall remain directly liable for its own performance and the performance of such Permitted Transferee of all obligations of it and such Permitted Transferee under this Agreement. If any Permitted Transferee of Mr. Chesonis, any MDCP Group Stockholder or any Blackstone Group Stockholder shall cease thereafter to be a Permitted Transferee of such Stockholder, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a Permitted Transferee for any purpose under this Agreement.

5. Injunctive Relief. Each of the Corporation and each Voting Stockholder acknowledges and agrees that the terms, covenants and obligations of this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms, covenants or obligations of this Agreement shall cause the Corporation and each Voting Stockholder irreparable injury in an amount which would be impossible to estimate or determine and for which adequate compensation could not be fashioned. Therefore, each of the Corporation and each Voting Stockholder agrees that the Corporation and/or the other Voting Stockholders (as applicable) shall be entitled to an injunction, restraining order or other equitable relief as a matter of course, and without the necessity of proving irreparable harm or the inadequacy of a legal remedy or posting a bond, from any court, restraining the applicable Voting Stockholders or the Corporation and any other Persons as the court may order from committing any violation or threatened violation of the terms, covenants or obligations in this Agreement.

6. Miscellaneous.

6.1 Termination.

(a) Unless earlier terminated pursuant to Section 6.1(b), this Agreement shall terminate without any action of any party hereto effective as of the first date on which all but one (or all) of the following three categories of Stockholders shall have ceased to be Voting Stockholders in accordance with, and for purposes of. this Agreement: (i) Mr. Chesonis and his Permitted Transferees; (ii) the MDCP Group Stockholders and their Permitted Transferees; and (iii) the Blackstone Group Stockholders and their Permitted Transferees.

(b) Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time after its effective date and the consummation of the IPO upon written notice of termination to the Corporation and the other Voting Stockholders by either (a) the MDCP Group Stockholders and their Permitted Transferees owning beneficially and of record a majority of the Common Stock beneficially owned collectively by all of the MDCP Group Stockholders and their Permitted Transferees at the time of such written notice or (b) the Blackstone Group Stockholders and their Permitted Transferees owning beneficially and of record a majority of the Common Stock beneficially owned collectively by all of the Blackstone Group Stockholders and their Permitted Transferees at the time of such written notice.

(c) If this Agreement is validly terminated pursuant to Section 6.1(a) or (b), this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) termination of this Agreement shall be without prejudice to any rights any party hereto may have hereunder against any other party hereto for any willful breach of this Agreement prior to such termination and (b) the agreements contained in Section 3.3(c), this Section 6.1(c) and the other provisions of this Section 6 shall survive the termination hereof.

6.2 Remedies Cumulative. All rights, powers and remedies provided under this Agreement (including, without limitation, under Section 5) or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party hereto.

6.3 Amendments; Waivers. No amendment or waiver of any provision of this Agreement, including this sentence, shall be effective against the Corporation or any party hereto unless such amendment or waiver is approved in writing by the Corporation and such other party hereto; provided that (a) no modification or waiver shall require the approval of Mr. Chesonis and his Permitted Transferees unless such amendment or waiver would materially and adversely increase the obligations of Mr. Chesonis and his Permitted Transferees under this Agreement, (b) any amendment or waiver which is approved by the MDCP Group Stockholders and their Permitted Transferees owning beneficially and of record a majority of the Common Stock beneficially owned collectively by all of the MDCP Group Stockholders and their Permitted Transferees at the time of the proposed amendment or waiver shall be effective against each MDCP Group Stockholder and each Person who is then or later becomes a Permitted Transferee of any MDCP Group Stockholder, and (c) any amendment or waiver which is approved by the Blackstone Group Stockholders and their Permitted Transferees owning beneficially and of record a majority of the Common Stock beneficially owned collectively by all of the Blackstone Group Stockholders and their Permitted Transferees at the time of the proposed amendment or waiver shall be effective against each Blackstone Group Stockholder and each Person who is then or later becomes a Permitted Transferee of any Blackstone Group Stockholder.

6.4 Notices. All notices, demands and other communications called for or required by this Agreement shall be in writing and shall be addressed to the Corporation and the Voting Stockholders at their respective addresses stated below or to such other address as a party may subsequently designate by written notice to the other parties. Communications hereunder shall be deemed to have been received (a) upon delivery in person, (b) five days after such communication is mailed by U.S. certified mail, return receipt requested and postage prepaid, (c) the first business day after such communication is deposited with a commercial overnight carrier which provides written verification of delivery, or (d) the day of transmission of such communication if sent before 2:00 p.m. recipient’s time by facsimile transmission (with confirmation of receipt), and otherwise on the next succeeding day.

If to the Corporation to:

PaeTec Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Attention: President and Chief Executive Officer

Telecopier: (585) 340-2547

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

Attention: Richard J. Parrino

Telecopier: (703) 610-6200

or at such other address and to the attention of such other person as the Corporation may designate by written notice to the Voting Stockholders. Notices to Mr. Chesonis shall be addressed to:

Arunas A. Chesonis

c/o PaeTec Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Telecopier: (585) 340-2547

or at such other address and to the attention of such other person as Mr. Chesonis may designate by written notice to the Corporation. Notices to any MDCP Group Stockholder and any Permitted Transferee thereof shall be addressed to:

c/o Madison Dearborn Capital Partners

Three First National Plaza, Suite 3800

Chicago, Illinois 60670

Attention:	James N. Perry, Jr.
Paul Finnegan
Telecopier:	(312) 895-1001

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention:	Jeffrey Seifman
Telecopier:	(312) 861-2200

or at such other address and to the attention of such other person as the MDCP Group Stockholders may designate by written notice to the Corporation and the other Voting Stockholders. Notices to any Blackstone Group Stockholder and any Permitted Transferee thereof shall be addressed to:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention:	Lawrence H. Guffey
Michael S. Chae
Telecopier:	(212) 583-5722

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett

425 Lexington Ave.

New York, New York 10017-3954

Attention:	Wilson Neely
Telecopier:	(212) 455-2502

or at such other address and to the attention of such other person as the Blackstone Group Stockholders may designate by written notice to the Corporation and the other Voting Stockholders.

6.5 Binding Effect and Assignment. This Agreement, and the rights and duties under it, shall be binding upon and inure to the benefit of (a) the Corporation and its successors and assigns, and (b) each Stockholder and its successors and permitted assigns.

No Voting Stockholder may assign any of its rights hereunder (except to any Permitted Transferee in accordance with this Agreement) or delegate any of its duties hereunder (except to any Permitted Transferee in accordance with this Agreement) without the prior written consent of the Corporation.

6.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law. Each of the Corporation and each Voting Stockholder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court, and each of such parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE CORPORATION AND EACH VOTING STOCKHOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Captions. Captions to the various Sections in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement.

6.8 Enforceability and Interpretation. It is the desire and intent of the parties to this Agreement that the terms, provisions, conditions, covenants, representations, warranties, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any term, provision, condition, covenant, representation, warranty, or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be illegal, invalid, or unenforceable, in whole or in part, then such terms, provisions, condition, covenant, representation, warranty, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by such law. In any case, the remaining terms, provisions, conditions, covenants, representations, warranties, and remedies of this Agreement or the application thereof to any Person or circumstance, except those which have been held illegal, invalid, or unenforceable, shall remain in full force and effect.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

6.10 Additional Documents. Each Stockholder (including, without limitation, each Stockholder referred to in Section 6.14) agrees to execute any and all documents, instruments, certificates and communications deemed to be necessary or advisable by the Corporation to effectuate or reconfirm the applicability of this Agreement to any and all future transactions affecting the Corporation, the Securities or any Stockholder.

6.11 Obligations Imposed By Law. Any obligation imposed upon the Corporation or any Voting Stockholder hereunder shall not be exclusive of, or otherwise relieve such party of, any obligation imposed upon the Corporation or such Voting Stockholder by the laws of the State of Delaware.

6.12 Entire Agreement. Except as otherwise expressly set forth herein, upon effectiveness of this Agreement in accordance with Section 2.1, this Agreement and the documents referenced herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt (to the extent that such agreements are inconsistent with this Agreement) any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Existing Voting Agreement). All such understandings, agreements or representations shall no longer be of any further force or effect (except in the case of any Voting Stockholder who is a party to or otherwise bound by any other understanding, agreement or representation not to transfer such Voting Stockholder’s Securities, but only with respect to such understandings, agreements or representations relating only to the transfer of Securities), and, upon effectiveness of this Agreement in accordance with Section 2.1, each Stockholder expressly waives all of such Stockholder’s rights under such understandings, agreements or representations.

6.13 No Transfer Restrictions. No provision of this Agreement shall be deemed to restrict the ability of any Stockholder (subject to applicable law and any applicable agreements to which such Stockholder is a party) to transfer any securities of the Company to any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement with full force and effect as of the day and year first written above.

THE CORPORATION:

PAETEC CORP.

By:	/s/ ARUNAS A. CHESONIS
Its:

MDCP GROUP STOCKHOLDERS:

MADISON DEARBORN CAPITAL PARTNERS III, L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/
Its:	Managing Director

MADISON DEARBORN SPECIAL EQUITY III, L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/
Its:	Managing Director

SPECIAL ADVISORS FUND I, LLC

By:	Madison Dearborn Partners III, L.P.
Its:	Manager

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/
Its:	Managing Director

[Signature Page to Voting Agreement]

BLACKSTONE GROUP STOCKHOLDERS:

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates III L.L.C.

By:	/s/ MICHAEL CHAE

Name:	Michael Chae

Title:	Member

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates III L.L.C.

By:	/s/ MICHAEL CHAE

Name:	Michael Chae

Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	Blackstone Management Associates III L.L.C.

By:	/s/ MICHAEL CHAE

Name:	Michael Chae

Title:	Member

/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis

[Signature Page to Voting Agreement]

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